EXHIBIT 5

                                January 16, 2002



Emergisoft Holding, Inc.
2225 Avenue J
Arlington, Texas 76006

Re: Emergisoft Holding, Inc. Registration Statement for Offering of 25,809,000 Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 5,309,000 shares of common stock under your 1998 Stock Incentive Plan, (ii) 18,000,000 shares of common stock under your 2001 Stock Incentive Plan, and (iii) 2,500,000 shares of common stock under your 2001 Non-Employee Director Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1998 Stock Incentive Plan, the 2001 Stock Incentive Plan and the 2001 Non-Employee Director Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of your common stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                              /s/ Cantey & Hanger, L.L.P.
                                             -----------------------------
                                             CANTEY & HANGER, L.L.P.